Exhibit 24.1

POWER OF ATTORNEY

Each director and/or officer of Spire Inc. whose signature appears below appoints S. Sitherwood, S. P. Rasche, M. C. Darrell and E. L. Theroff and each of them, severally, his or her true and lawful attorney-in-fact and agent to execute in his or her name, place and stead, in any and all capacities, a registration statement on Form S-3 and any and all amendments (including post-effective amendments) to such registration statement as authorized by the Company’s Board of Directors on April 27, 2017; and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

A copy hereof shall have the same force and effect as the original.

IN WITNESS WHEREOF, the undersigned have executed this instrument this 26th day of April, 2017.

/s/ Mark A. Borer	/s/ Brenda D. Newberry
Mark A. Borer	Brenda D. Newberry

/s/ Maria V. Fogarty	/s/ John P. Stupp, Jr.
Maria V. Fogarty	John P. Stupp, Jr.

/s/ Edward L. Glotzbach	/s/ Mary Ann Van Lokeren
Edward L. Glotzbach	Mary Ann Van Lokeren

/s/ Rob L. Jones	/s/ Suzanne Sitherwood
Rob L. Jones	Suzanne Sitherwood

/s/ Steven P. Rasche
Steven P. Rasche